UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials

☒ Soliciting Material under §240.14a-12

Delphi Technologies PLC
(Name of Registrant as Specified In Its Charter)

BorgWarner Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EXPLANATORY NOTE

This filing relates to the proposed transaction between BorgWarner Inc. (the “Company” or “BorgWarner”) and Delphi Technologies PLC (“Delphi Technologies”) pursuant to the Transaction Agreement, dated January 28, 2020, by and between the Company and Delphi Technologies.

On May 6, 2020, the Company filed a Current Report on Form 8-K (“Form 8-K”) with the U.S. Securities and Exchange Commission disclosing entry into an Amendment and Consent Agreement, dated as of May 6, 2020, between the Company and Delphi Technologies. A copy of the Form 8-K is filed herewith.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K, filed on January 28, 2020, BorgWarner Inc., a Delaware corporation (the “Company” or “BorgWarner”), entered into a Transaction Agreement, dated January 28, 2020, as amended (the “Transaction Agreement”), by and between the Company and Delphi Technologies PLC, a public limited company formed under the laws of the Bailiwick of Jersey (“Delphi Technologies”), pursuant to which the Company, or one of its subsidiaries, will acquire all of the outstanding ordinary shares of Delphi Technologies (each, a “Delphi Share” and, collectively, the “Delphi Shares”) in an all-stock transaction (the “Transaction”).

On March 30, 2020, Delphi Technologies provided notice to the lenders pursuant to its Credit Agreement, dated September 7, 2017, as amended (the “Credit Agreement”), to draw the full available amount under the revolving facility thereunder (the “Revolver Draw”), resulting in a total of $500 million outstanding under the revolving facility. Following the Revolver Draw, on March 30, 2020, the Company sent a written notice to Delphi Technologies asserting that Delphi Technologies materially breached Section 5.1(b)(xii) of the Transaction Agreement as a result of Delphi Technologies effecting the Revolver Draw without the Company’s prior written consent and asserting that, if such breach was not cured within 30 days, the Company had the right to terminate the Transaction Agreement. The Company received a response letter from Delphi Technologies on that date disputing the Company’s breach assertion on the basis that BorgWarner unreasonably withheld and conditioned its consent to the Revolver Draw, in material breach of the Transaction Agreement.

On May 6, 2020, the Company and Delphi Technologies entered into an Amendment and Consent Agreement (the “Amendment”) pursuant to which, among other things, the Company consented to the Revolver Draw and certain other matters, subject to the terms and conditions contained in the Amendment. The Amendment also amends the Transaction Agreement to include the following additional conditions to BorgWarner’s obligations to close the Transaction (the “Closing”): (a) as of 11:59 p.m. (New York time) on the date immediately prior to the Closing, (i) the net amount of revolver borrowings outstanding under the Credit Agreement (net of cash balances) does not exceed $115 million, and (ii) the total amount of revolver borrowings outstanding under the Credit Agreement does not exceed $225 million, and (b) Delphi Technologies has satisfied a specified net-debt-to-adjusted EBITDA ratio. In addition, the Company and Delphi Technologies have agreed to reduce the Exchange Ratio (as defined below) such that, pursuant to the terms of the Transaction Agreement, the Company will issue, in exchange for each Delphi Share, 0.4307 shares of common stock of BorgWarner, par value $0.01 per share (the “Exchange Ratio”).  Other than as set forth in the Amendment, no additional changes or waivers with respect to the Transaction Agreement and the obligations thereunder were made, granted or consented to by the Company and Delphi Technologies and the Transaction Agreement remains in full force and effect in all respects. The Transaction is expected to close in the second half of 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On May 6, 2020, the Company and Delphi Technologies issued a joint press release announcing the execution of the Amendment. A copy of the joint press release is attached hereto as Exhibit 99.1.

No Offer or Solicitation

This communication is being made in respect of the proposed transaction.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A  with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Delphi Technologies filed with the SEC the preliminary proxy statement, and Delphi Technologies will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020.

Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

2.1	Amendment and Consent Agreement, dated May 6, 2020
99.1	Joint Press Release dated May 6, 2020
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: May 6, 2020	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary

AMENDMENT AND CONSENT AGREEMENT
This AMENDMENT AND CONSENT AGREEMENT (this “Agreement”), dated as of May 6, 2020, with respect to the Transaction Agreement, dated as of January 28, 2020 (the “Transaction Agreement”), by and between BorgWarner Inc., a Delaware corporation (“BorgWarner”), and Delphi Technologies PLC, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Delphi”), is hereby entered into by and between BorgWarner and Delphi. All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Transaction Agreement.

RECITALS
WHEREAS, pursuant to Section 5.1(b)(xii) of the Transaction Agreement, Delphi and its Subsidiaries are prohibited, without BorgWarner’s consent (such consent not to be unreasonably withheld, conditioned or delayed), from incurring, assuming or guaranteeing any indebtedness for borrowed money, except for, among other things, borrowings under the Company Credit Agreement that do not exceed a balance of $5 million in the aggregate;
WHEREAS, in light of the Delphi board of directors’ concern around the general economic impacts associated with COVID-19 on Delphi’s business, Delphi has drawn $500 million of revolving borrowings under the Company Credit Agreement (the “Draw Down”);
WHEREAS, on March 30, 2020, BorgWarner provided written notice to Delphi that, among other things, asserted that Delphi breached the Transaction Agreement by effectuating the Draw Down without obtaining BorgWarner’s prior written consent, and Delphi provided written notice to BorgWarner that, among other things, disputed BorgWarner’s assertion of a breach by Delphi and asserted that BorgWarner breached the Transaction Agreement by unreasonably withholding and conditioning its consent to the Draw Down; and
WHEREAS, BorgWarner wishes to provide its written consent to the Draw Down in accordance with the terms and conditions contained herein, and BorgWarner and Delphi wish to amend the Transaction Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BorgWarner and Delphi hereby agree as follows:
1.  CONSENT.
(a) For all purposes under the Transaction Agreement, BorgWarner hereby consents to:
 (i) the Draw Down; and
(ii) the deferral (not to exceed £7 million), for up to three months, of the quarterly contribution otherwise payable by June 19, 2020 to The Delphi Technologies Pension Scheme.

For the avoidance of doubt, the consent in clause (i) above has the same effect as if BorgWarner delivered such consent to Delphi prior to the Draw Down being effected and BorgWarner and Delphi each waive any and all claims of breach or purported rights arising from such Draw Down.

2.  AMENDMENTS TO TRANSACTION AGREEMENT.
(a) Section 2.2(a) (Consideration) is hereby deleted and replaced with the following:
“(a) Consideration. Subject to and in consideration for the transfer of the Company Ordinary Shares pursuant to Section 2.1, on the Closing Date, Buyer shall, under the Scheme of Arrangement and subject to the terms and conditions thereof and subject to Section 2.2(b), Section 2.3 and Section 2.7, for each Company Ordinary Share subject to the Scheme of Arrangement, issue 0.4307 (as may be adjusted pursuant to Section 2.2(b), the “Exchange Ratio”) of New Buyer Shares (the “Share Consideration”, and together with the Fractional Share Consideration, the “Consideration”) duly authorized, validly issued, and credited as fully paid, non-assessable and free from all Liens, in each case, to the relevant Company Shareholders.”
(b) Section 6.3 (Conditions to Obligation of Buyer to Effect the Transaction) of the Transaction Agreement is hereby amended by adding a new clause (d) as follows:
“(d) (i) (A) If the Closing occurs on or before September 30, 2020, the Leverage Ratio does not exceed 6.5 to 1.0 or (B) if the Closing occurs on October 1, 2020 or thereafter, the Leverage Ratio does not exceed 7.5 to 1.0, (ii) the Net Revolver Debt does not exceed a balance of $115,000,000, (iii) the Gross Revolver Debt does not exceed a balance of $225,000,000, and (iv) the Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer of the Company, certifying compliance with clauses (i) through (iii) of this Section 6.3(d).”
(c) Section 7.1(b)(i) of the Transaction Agreement is hereby deleted and replaced with the following:
“(i) if all of the conditions to Closing, other than the conditions set forth in Section 6.1(d), Section 6.1(e) or Section 6.1(f), shall have been satisfied or shall be capable of being satisfied at such time (provided, that the conditions set forth in Section 6.3(d) shall be excluded for purposes of determining whether all conditions have been satisfied or are capable of being satisfied), the End Date may be extended by either Party;”
(d) Section 8.16 (Definitions) of the Transaction Agreement is hereby amended by adding the following terms:
“Closing EBITDA” means the Consolidated EBITDA of the Company and its Subsidiaries, determined on a consolidated basis and calculated by the Company in good faith for the twelve-month period ending on the last day of the most recent fiscal quarter ending at least 15 days prior to the Closing Date. With respect to the line items included in the definition of Consolidated EBITDA in this Agreement that correspond with the line items included in the definition of “Consolidated EBITDA” under the Company Credit Agreement, such line items will be calculated in good faith and in a manner consistent with the calculation of the corresponding line items in the definition of Consolidated EBITDA under the Company Credit Agreement (but without regard to any time limitations or dollar caps specified therein for such line items).

“Closing Net Debt” means Net Debt, determined as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date and calculated by the Company in good faith in a manner consistent with how the various components are calculated in the Company’s audited financial statements for the fiscal year ending December 31, 2019. For the avoidance of doubt, for purposes of calculating Closing Net Debt the amount of cash and cash equivalents shall not be reduced by advisor fees related to the Transaction that are to be paid on the Closing Date or other third-party expenses related to the Transaction that are customarily paid on the Closing Date; provided that if such fees and expenses exceed $40 million, for purposes of calculating Closing Net Debt the amount of cash and cash equivalents shall be reduced by the amount in excess of $40 million.
“Consolidated EBITDA” means, for any period, Operating Income for such period plus, without duplication and to the extent deducted in calculating Operating Income for such period, the following:
(i) depreciation;
(ii) amortization (including amortization of intangibles and goodwill);
(iii) non-cash charges recorded in respect of purchase accounting or impairment of goodwill, intangibles or long-lived assets and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations except to the extent representing an accrual for future cash outlays;
(iv) any unusual, non-recurring, extraordinary or restructuring expenses, losses or charges;
(v) third-party and severance expenses arising directly from the closing or consolidation of facilities (including such expenses incurred with respect to the relocation of equipment in connection therewith);
(vi) one-time, non-cash charges pursuant to SFAS 158;
(vii) expenses for transitional contributions to defined contribution plans in excess of standard contributions and other payments to impacted employees, in each case, resulting from the freeze of future accruals for the U.K. defined benefit pension plans of the Company and its Subsidiaries, not to exceed $2 million per fiscal quarter;
(viii) separation expenses associated with the Company’s spin-off from Delphi Automotive PLC; provided that, for the period from April 1, 2020 through December 31, 2020, such expenses shall not exceed $3 million in the aggregate; and
(ix) third-party expenses incurred in connection with signing, negotiating, and closing the Transaction;

less, to the extent included in calculating Operating Income for such period, any unusual, non-recurring or extraordinary income or gains.
“Gross Revolver Debt” means the total amount of revolving borrowings outstanding under the Company Credit Agreement as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date.
“Leverage Ratio” means the ratio of (i) Closing Net Debt to (ii) Closing EBITDA.
“Net Debt” means, as of any time of determination, (i) the aggregate amount of outstanding indebtedness for borrowed money of the Company and its Subsidiaries, determined on a consolidated basis, as of such time (excluding, for the avoidance of doubt, any such indebtedness or guarantees among the Company and its Subsidiaries), less (ii) the aggregate amount of all cash and cash equivalents (including any Chinese bank notes for the benefit of the Company or its Subsidiaries, with an original maturity of 90 days or less) of the Company and its Subsidiaries as of such time.
“Net Revolver Debt” means (i) Gross Revolver Debt, less (ii) the aggregate amount of all cash and cash equivalents (including any Chinese bank notes for the benefit of the Company or its Subsidiaries with a maturity of 90 days or less) of the Company and its Subsidiaries, determined as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date. For the avoidance of doubt, for purposes of calculating Net Revolver Debt the amount of cash and cash equivalents shall not be reduced by advisor fees related to the Transaction that are to be paid on the Closing Date or other third-party expenses related to the Transaction that are customarily paid on the Closing Date; provided that if such fees and expenses exceed $40 million, for purposes of calculating Net Revolver Debt the amount of cash and cash equivalents shall be reduced by the amount in excess of $40 million.
“Operating Income” means the consolidated operating income (or loss) of the Company and its Subsidiaries, calculated in accordance with GAAP applied in a manner consistent with the calculation of operating income as set forth in the Company’s audited financial statements for the fiscal year ending December 31, 2019.
3.  REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party as of the date hereof that:
(a) it has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of such Party and no other corporate action on the part of such Party is necessary to authorize the execution and delivery by such Party of this Agreement and the consummation of the transactions contemplated hereby;
(b) this Agreement has been duly and validly executed and delivered by such Party and, assuming that this Agreement has been duly authorized, executed and delivered by the other Party, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions; and

(c) after giving effect to this Agreement, such Party is not aware of any circumstance or event that such Party believes to constitute, as of the date of this Agreement, a material breach of the Transaction Agreement by the other Party.
4.  NO ADDITIONAL CHANGES. Other than as set forth in Section 1 and Section 2 of this Agreement, (a) no additional changes or waivers with respect to the Transaction Agreement and the obligations thereunder are hereby being made, granted or consented to by the Parties, and (b) the Transaction Agreement shall remain in full force and effect in all respects.
5.  EFFECTIVENESS. Subject, for the avoidance of doubt, to the last sentence of Section 1 of this Agreement, this Agreement shall be effective as of the date first written above.
6.  GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware (including with respect to any claim for damages pursuant to this Agreement, which calculation of damages will be determined in all respects in accordance with Laws of the State of Delaware) without regard to the conflicts of law principles thereof. Section 8.5 (Jurisdiction) and Section 8.6 (Waiver of Jury Trial) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis.
7.  COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.
8.  MODIFICATIONS. This Agreement may only be modified in a writing signed by both Parties.
9.  SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall be given no substantive or interpretive effect whatsoever.

[REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Agreement is hereby executed and delivered on behalf of the undersigned as of the date first set forth above.

BORGWARNER INC.
By: /s/ Tonit M. Calaway
Name:   Tonit M. Calaway
Title:	Executive Vice President, Chief Legal Officer and Secretary

Acknowledged and agreed:
DELPHI TECHNOLOGIES PLC
By: /s/ Richard Dauch
Name: Richard Dauch
Title: Chief Executive Officer

News Release

BorgWarner and Delphi Technologies Enter Into Amendment to Transaction Agreement

Resolve Alleged Breach Dispute

Remain on Track to Close in Second Half of 2020

Auburn Hills, Michigan & London, UK, May 6, 2020 – BorgWarner Inc. (NYSE: BWA) and Delphi Technologies PLC (NYSE: DLPH) today announced that the companies have amended certain terms of the definitive transaction agreement they originally entered into on January 28, 2020 under which BorgWarner will acquire Delphi Technologies in an all-stock transaction. The amendment represents a resolution to BorgWarner’s previously stated assertion that Delphi Technologies materially breached the definitive transaction agreement by drawing down on its full $500 million revolving credit facility, which Delphi Technologies disputed on the basis that BorgWarner unreasonably withheld and conditioned its consent.

Under the terms of the amendment, which has been approved by the boards of directors of both companies, BorgWarner consents to Delphi Technologies’ recent draw down of its revolver. The amended transaction agreement also provides for new closing conditions requiring that, at the time of the transaction closing, the total amount of Delphi Technologies’ outstanding revolver borrowings do not exceed $225 million, and net of its cash balances, do not exceed $115 million, and its net debt-to- adjusted EBITDA ratio does not exceed a specified threshold. As part of resolving the dispute, the parties have also agreed to a revised exchange ratio pursuant to which Delphi Technologies’ shareholders will receive 0.4307 shares of BorgWarner common stock for each Delphi Technologies share. This represents a 5% reduction in the exchange ratio relative to the exchange ratio contained in the original agreement. In accordance with the amended terms, current BorgWarner and Delphi Technologies shareholders would own approximately 85% and 15%, respectively, of the outstanding shares of the combined company following completion of the transaction. All other terms and conditions of the original definitive transaction agreement remain substantially the same.

BorgWarner does not believe the revised exchange ratio or the potential for additional indebtedness at Delphi Technologies at the closing materially alters its views on the expected leverage ratio or the financial outlook of the combined company. BorgWarner intends to provide an update on the overall financial profile and outlook for the combined company at or around the time of closing.

The integration planning teams continue to work diligently toward the closing of the transaction, which is expected to occur in the second half of 2020, subject to the approval by Delphi Technologies’ shareholders, receipt of required regulatory approvals and satisfaction or waiver of other closing conditions.

Advisors

BofA Securities and Rockefeller Financial LLC acted as financial advisors to BorgWarner, and Simpson Thacher & Bartlett LLP acted as its legal advisor. Goldman Sachs International acted as financial advisor to Delphi Technologies, and Kirkland & Ellis LLP acted as its legal advisor.

About BorgWarner

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 67 locations in 19 countries, the company employs approximately 29,000 worldwide. For more information, please visit
borgwarner.com.

About Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.

No Offer or Solicitation

This communication is being made in respect of the proposed acquisition of Delphi Technologies by BorgWarner.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019.  You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Delphi Technologies filed with the SEC the preliminary proxy statement, and Delphi Technologies will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020.

Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

CONTACTS

BorgWarner

IR contact:
Patrick Nolan
Phone: +1 248-754-0884
Email: ir@borgwarner.com

PR contact:
Michelle Collins
Phone: +1 248-754-0449
Email: mediacontact@borgwarner.com

Delphi Technologies

IR contact:
Sherief Bakr
Phone:  +44 7557 895 781
Email: sherief.bakr@delphi.com

PR contact:
Kristen Kinley (Global/ Americas)
Phone: +1 248 535-3930
Email: kristen.kinley@delphi.com